Claros Mortgage Trust, Inc.

Reports Fourth Quarter and Full Year 2023 Results

New York, NY, February 20, 2024 – Claros Mortgage Trust, Inc. (NYSE: CMTG) (the “Company” or “CMTG”) today reported its financial results for the quarter and year ended December 31, 2023. The Company reported GAAP net income of $34.0 million and $6.0 million, or $0.24 and $0.02 per diluted share of common stock, for the quarter and year ended December 31, 2023, respectively. Distributable Earnings (a non-GAAP financial measure defined below) were $36.9 million and $39.9 million, or $0.26 and $0.28 per diluted share, for the quarter and year ended December 31, 2023, respectively. Distributable Earnings prior to realized gains and principal charge-offs were $44.4 million and $184.5 million, or $0.31 and $1.31 per diluted share, for the quarter and year ended December 31, 2023, respectively.

Fourth Quarter 2023 Highlights

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$6.9 billion loan portfolio with a weighted average all-in yield of 9.1%.
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Received loan repayment proceeds of $38 million.
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Funded approximately $168 million of follow-on fundings related to the existing loan portfolio.
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Reclassified three loans to held-for-sale, representing unpaid principal balance of $272 million and unfunded commitments of $107 million.
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Subsequent to year-end, sold the three loans for $262 million, or 96% of unpaid principal balance; after the repayment of senior financing and closing costs, the loan sales generated net liquidity of $77 million.
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Total CECL reserves stood at 2.2% of unpaid principal balance at December 31, 2023, unchanged from September 30, 2023.
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Total liquidity of $238 million consisting of $190 million of cash and net principal proceeds held by servicer and $48 million of approved and undrawn credit capacity based on existing collateral.
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Paid a cash dividend of $0.25 per share of common stock for the fourth quarter of 2023.

Full Year 2023 Loan Portfolio Highlights

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Originated a $101 million hospitality loan, which was fully funded at closing.
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Follow-on fundings on existing loan commitments totaled $730 million.
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Received $585 million in loan repayments.
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Executed two loan sales generating proceeds of $187 million.

“Throughout 2023, the CMTG team maintained a strong focus on asset management execution,” said Richard Mack, Chief Executive Officer and Chairman of CMTG. “We have been proactive in working with our borrowers, bringing to bear our Sponsor’s decades of expertise in developing and managing commercial real estate assets across varied cycles. In this elevated interest rate environment, challenges are widespread. We embrace challenges as an opportunity to actively create value for our shareholders.”

Teleconference Details

A conference call to discuss CMTG’s financial results will be held on Wednesday, February 21, 2024, at 11:00 a.m. ET. The conference call may be accessed by dialing 1-833-470-1428 and referencing the Claros Mortgage Trust, Inc. teleconference call; access code 451993.

The conference call will also be broadcast live over the internet and may be accessed through the Investor Relations section of CMTG’s website at www.clarosmortgage.com. The earnings presentation accompanying this release and containing supplemental information about the Company’s financial results may also be accessed through this website in advance of the call.

For those unable to listen to the live broadcast, a webcast replay will be available on CMTG’s website or by dialing 1-866-813-9403, access code 903272, beginning approximately two hours after the event.

About Claros Mortgage Trust, Inc.

CMTG is a real estate investment trust that is focused primarily on originating senior and subordinate loans on transitional commercial real estate assets located in major markets across the U.S. CMTG is externally managed and advised by Claros REIT Management LP, an affiliate of Mack Real Estate Credit Strategies, L.P. Additional information can be found on the Company’s website at www.clarosmortgage.com.

Forward-Looking Statements

Certain statements contained in this press release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. CMTG intends for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such forward-looking statements can generally be identified by CMTG’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “focus,” “priority,” “should,” “could,” “potential,” “possible,” “look forward,” “optimistic,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Such statements are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of CMTG’s performance in future periods. Except as required by law, CMTG does not undertake any obligation to update or revise any forward-looking statements contained in this release.

Definitions

Distributable Earnings (Loss):

Distributable Earnings (Loss) is a non-GAAP measure used to evaluate the Company’s performance excluding the effects of certain transactions, non-cash items, and GAAP adjustments, as determined by our Manager. Distributable Earnings (Loss) is a non-GAAP measure, which the Company defines as net income (loss) in accordance with GAAP, excluding (i) non-cash stock-based compensation expense, (ii) real estate depreciation and amortization, (iii) any unrealized gains or losses from mark-to-market valuation changes (other than permanent impairments) that are included in net income (loss) for the applicable period, (iv) one-time events pursuant to changes in GAAP and (v) certain non-cash items, which in the judgment of our Manager, should not be included in Distributable Earnings (Loss). Furthermore, the Company presents Distributable Earnings prior to realized gains and losses, which includes principal charge-offs, as the Company believes this more easily allows our Board, Manager, and investors to compare our operating performance to our peers, to assess our ability to declare and pay dividends, and to determine our compliance with certain financial covenants. Pursuant to the Management Agreement, we use Core Earnings, which is substantially the same as Distributable Earnings (Loss), excluding incentive fees, to determine the incentive fees we pay our Manager.

The Company believes that Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses provide meaningful information to consider in addition to our net income (loss) and cash flows from operating activities in accordance with GAAP. Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses do not represent net income (loss) or cash flows from operating activities in accordance with GAAP and should not be considered as an alternative to GAAP net income (loss), an indication of our cash flows from operating activities, a measure of our liquidity or an indication of funds available for our cash needs. In addition, the Company’s methodology for calculating these non-GAAP measures may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures and, accordingly, the Company’s reported Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses may not be comparable to the Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses reported by other companies.

In order to maintain the Company’s status as a REIT, the Company is required to distribute at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain, as dividends. Distributable Earnings (Loss), Distributable Earnings prior to realized gains and losses, and other similar measures, have historically been a useful indicator over time of a mortgage REIT’s ability to cover its dividends, and to mortgage REITs themselves in determining the amount of any dividends to declare. Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses are key factors, among others, considered by the Board in setting the dividend each quarter and as such the Company believes Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses are also useful to investors.

While Distributable Earnings (Loss) excludes the impact of our provision for or reversal of current expected credit loss reserve, principal charge-offs are recognized through Distributable Earnings (Loss) when deemed non-recoverable. Non-recoverability is determined (i) upon the resolution of a loan (i.e., when the loan is repaid, fully or partially, or when the Company acquires title in the case of foreclosure, deed-in-lieu of foreclosure, or assignment-in-lieu of foreclosure), or (ii) with respect to any amount due under any loan, when such amount is determined to be uncollectible.

Contact Information

Investor Relations:

Claros Mortgage Trust, Inc.

Anh Huynh

212-484-0090

cmtgIR@mackregroup.com

Media Relations:

Financial Profiles

Kelly McAndrew

203-613-1552

Kmcandrew@finprofiles.com

Claros Mortgage Trust, Inc.

Reconciliation of Net Income Attributable to Common Stock to Distributable Earnings (Loss) and Distributable Earnings Prior to Realized Gains and Principal Charge-Offs

(Amounts in thousands, except share and per share data)

	Three Months Ended	Year Ended
	December 31, 2023	December 31, 2023
Net income attributable to common stock:	$34,043	$6,027
Adjustments:
Non-cash stock-based compensation expense	4,469	16,599
Provision for current expected credit loss reserve	5,247	153,683
Depreciation and amortization expense	2,579	9,287
Amortization of above and below market lease values, net	354	708
Unrealized loss on interest rate cap	1,835	5,157
Gain on extinguishment of debt	-	(2,217)
Gain on sale of loan	-	(575)
Gain on foreclosure of real estate owned	(4,162)	(4,162)
Distributable Earnings prior to realized gains and principal charge-offs	$44,365	$184,507
Gain on sale of loan	-	575
Gain on extinguishment of debt	-	2,217
Principal charge-offs	(7,468)	(147,361)
Distributable Earnings (Loss)	$36,897	$39,938
Weighted average diluted shares - Distributable Earnings (Loss)	141,321,572	141,254,760
Diluted Distributable Earnings per share prior to realized gains and principal charge-offs	$0.31	$1.31
Diluted Distributable Earnings (Loss) per share	$0.26	$0.28